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                     TruServ Corporation
      Variable Denomination Floating Rate Demand Notes

         Supplement No. 11 Dated October 6, 1997
                             to
 Prospectus Dated June 20, 1997, as heretofore supplemented


  The current interest rate payable on the Company's
Variable Denomination Floating Rate Demand Notes is 5.14%.